SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: May 14, 1998


                    FRANCHISE FINANCE CORPORATION OF AMERICA
          ------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


   Delaware                          1-13116                    86-0736091
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(State or other                    (Commission                (IRS Employer
jurisdiction of                    File Number)           Identification Number)
incorporation)


                17207 North Perimeter Drive, Scottsdale, AZ 85255
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (602) 585-4500

                                      NONE
                                   ----------
          (Former Name or Former Address, if Change Since Last Report)
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Item 5.  Other Events.

         The Registrant and its affiliates completed the sale of $305.2 million of secured franchise loan trust certificates on May 14, 1998. The transaction, backed by a total of 558 loans with an outstanding aggregate principal balance of $335.3 million, was comprised of 502 conventional, chain store mortgage loans; 50 conventional, chain store equipment loans; and six commercial loans secured by real estate, equipment or other property related to the operation of chain store facilities. The offering was rated by Duff & Phelps Credit Rating Co., Fitch IBCA, Inc. and Moody's Investors Service, Inc. and was offered and sold to a limited number of "qualified institutional buyers" under the federal securities laws.

         The asset-backed securities, which were offered and sold by Morgan Stanley Dean Witter, Salomon Smith Barney and Merrill Lynch & Co., were priced in 11 classes, all of which were rated investment grade. The securities were backed by 425 fixed-rate loans and 133 floating-rate loans that were principally secured by first priority liens on and security interests in real estate and equipment. All of the loans were originated in accordance with the Registrant's established chain store secured lending standards. The proceeds of the transaction, which was treated as a sale for financial reporting purposes, are expected to be used to fund future anticipated investments in chain store properties and to reduce the Registrant's revolving line of credit.
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
                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        FRANCHISE FINANCE CORPORATION OF AMERICA
                                        (Registrant)



Dated: June 1, 1998                          By /s/  John Barravecchia
                                                --------------------------------
                                             John Barravecchia, Executive Vice
                                             President and Chief Financial
                                             Officer


Dated: June 1, 1998                          By /s/ Catherine F. Long
                                                --------------------------------
                                             Catherine F. Long, Senior Vice
                                             President, Finance and Principal
                                             Accounting Officer
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